Exhibit 99.2

Monterey Capital Acquisition Corporation Announces Closing of $92,000,000 Initial Public Offering and Full Exercise of Over-All

Monterey, CA – May 13, 2022 – Monterey Capital Acquisition Corporation (the "Company") today announced the closing of its initial public offering of 9,200,000 units at $10.00 per unit, including 1,200,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option. The units are listed on the Nasdaq Global Market ("Nasdaq") and began trading on May 12, 2022 under the ticker symbol "MCACU". Each unit consists of one share of Class A common stock, one redeemable warrant and one right to receive one-tenth (1/10) of one share of Class A common stock upon consummation of the Company’s initial business combination. Each warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, shares of the Class A common stock, warrants and rights are expected to be listed on Nasdaq under the symbols "MCAC", “MCACW” and "MCACR", respectively.

The Company intends to use the net proceeds from the offering, and the simultaneous private placement of warrants, to consummate the Company’s initial business combination.

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), acted as the sole book running manager for the offering.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as legal counsel to the Company. Seward & Kissel LLP served as counsel to EF Hutton.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from EF Hutton, division of Benchmark Investments, LLC, Attn: Syndicate Department, 590 Madison Ave., 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com.

A registration statement on Form S-1 (File No. 333-264460) relating to these securities was filed with, and declared effective by, the Securities and Exchange Commission ("SEC") on May 10, 2022. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT MONTEREY CAPITAL ACQUISITION CORPORATION

The Company is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While it may pursue an initial business combination target in any business, industry, or geographical location, the Company intends to focus its search on businesses in the clean transition sector. The Company is led by Bala Padmakumar, the Company’s Chief Executive Officer and Chairman of the Board, Vivek Soni, the Company’s Executive Vice President and Director, and Daniel Davis, the Company’s Chief Financial Officer.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements," including with respect to the Company’s initial public offering, the anticipated use of the net proceeds thereof and the Company’s search for an initial business combination. No assurance can be given that the net proceeds of the initial public offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Bala Padmakumar
Chief Executive Officer and Chairman of the Board

Monterey Capital Acquisition Corporation
Email:  bala@padmakumar.com
Phone: (831) 649-7388